ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION (PROFIT)

Form 205  Revised July 1, 2002

Filing fee: $25.00

Deliver to: Colorado Secretary of State

Business Division

1560 Broadway, Suite 200

Denver, CO 80202-5169

This document must be typed or machine printed

Copies of filed documents may be obtained at www.sos.state.co.us

ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to § 7-110-106, Colorado Revised Statutes (C.R.S.), the individual named below causes these Articles of Amendment to its Articles of Incorporation to be delivered to the Colorado Secretary of State for filing, and states as follows:

1.  The name of the corporation is: AMERICAN FIDELITY DEPOSIT CORPORATION

(If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2.  The date the following amendment(s) to the Articles of Incorporation was adopted: August 5, 2002

3.   The text of each amendment adopted (include attachment if additional space needed):

The authorized shares of this corporation will be 200,000 common shares

4.   If changing the corporation name, the new name of the corporation is:

Not applicable

5.   If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

Not applicable

1.

Indicate manner in which amendment(s) was adopted (mark only one):

_____

No shares have been issued or Directors elected – Adopted by Incorporator(s)

_____

No shares have been issued but Directors have been elected – Adopted by the board of directors

_____

Shares have been issued but shareholder action was not required – Adopted by the board of directors

__X___

The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7.   Effective date (if not to be effective upon filing)

Not applicable

(Not to exceed 90 days)

8.   The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:

Thomas J. Heckman, 7500 College Boulevard, Suite 900, Overland Park, Kansas 66210

OPTIONAL. The electronic mail and/or Internet address for this entity is/are:  e-mail

Theckman@RCGWLAW.com

Web site

The Colorado Secretary of State may contact the following authorized person regarding this document:

Name: Thomas J. Heckman address: 7500 College Boulevard, Suite 900, Overland Park, Kansas 66210

Voice: (913) 906-9898

 fax: (913) 906-9898

 e-mail

THECKMAN@RCGWLAW.COM